411 Seventh Avenue
                                    P.O. Box 1930
                         Pittsburgh, Pennsylvania  15230-1930
                                 Phone:  412 393-6000
                                 Fax:   412 393-6645


                                               Writer's DIRECT DIAL Number:
                                                     (412) 393-6443

                                                  June 10, 1999



          DQE, Inc.
          411 Seventh Avenue
          Pittsburgh, Pennsylvania  15219

          DQE Capital Corporation
          411 Seventh Avenue
          Pittsburgh, Pennsylvania  15219

          Gentlemen/Ladies:

          I am Associate General Counsel of DQE, Inc. (the "Guarantor") and have acted as counsel to the Guarantor and DQE Capital
          Corporation ("the Company") in connection with (i) the proposed issuance and sale by the Company from time to time of up to $250,000,000 in aggregate principal amount of its Debt Securities (the "Debt Securities") and (ii) the proposed guaranty by the Guarantor of the payment of the principal of and premium, if any, and interest, if any, on such Debt Securities (the "Guaranty"), the Debt Securities and the Guaranty to be issued under the Indenture (the "Indenture"), to be entered into by the Company, the Guarantor and The First National Bank of Chicago (the "Trustee"), as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company and the Guarantor with the Securities and Exchange Commission on or about the date hereof for the registration of the Debt Securities and the Guaranty under the Securities Act of 1933, as amended
          (the "Act"), and for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture
          Act").

          I am of the opinion that the Company is validly existing as a corporation under the laws of the State of Delaware and the Guarantor is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania.

          I am also of the opinion that all action necessary to make valid the proposed issuance and sale by the Company of the Debt Securities from time to time and the execution and delivery of the Guaranty by the Guarantor will have been taken when:

                  (a) the Registration Statement, as it may be amended, shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act;

                  (b) the Indenture shall have been duly authorized, executed and delivered by the Company and the Guarantor;

                  (c) the Company's Board of Directors shall have taken such action as may be necessary to authorize the issuance and sale by the Company of the Debt Securities on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto; and the Guarantor's Board of Directors shall have taken such action as may be necessary to authorize the Guaranty to be endorsed on the Debt Securities;

                  (d) the Company shall have duly established the terms of the Debt Securities in accordance with the applicable provisions of the Indenture and all necessary corporate authorization; and

                  (e) the Debt Securities shall have been appropriately executed by the Company, with the Guaranty appropriately endorsed thereon, and appropriately authenticated and delivered by the Trustee in accordance with the applicable provisions of the Indenture and shall have been issued, sold and delivered by the Company to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the Indenture and the acts, proceedings and documents referred to above.

                  I am further of the opinion that, when the foregoing steps have been taken, (i) the Debt Securities will be legally issued and binding obligation of the Company and (ii) the Guaranty will be a legally issued and binding obligation of the Guarantor.

                  I do not hold myself out as an expert on the laws of the State of New York. Accordingly, in rendering this opinion, I have relied, as to all matters governed by the laws of New York, upon the opinion of even date herewith of Thelen Reid & Priest, LLP, special New York counsel for the Company, which is being filed as
          Exhibit 5.2 to the Registration Statement.

                  I hereby authorize and consent to the use of this opinion as
          Exhibit 5.1 to the Registration Statement, and authorize and consent to the references to me in the Registration Statement and in the prospectus constituting a part thereof.

                                                Very truly yours,


                                                /s/ David R. High

                                                David R. High
                                                Associate General Counsel



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